Exhibit 10.2

FORM OF DIRECTOR RESTRICTED STOCK UNIT AWARD AGREEMENT
UNDER THE AMENDED AND RESTATED
ONEMAIN HOLDINGS, INC. 2013 OMNIBUS INCENTIVE PLAN
This Award Agreement (this “RSU Award Agreement”), dated as of [_______], 20[__] (the “Date of Grant”), is made by and between OneMain Holdings, Inc., a Delaware corporation (the “Company”), and [_______________] (the “Participant”). Capitalized terms not defined herein shall have the meaning ascribed to them in the Amended and Restated OneMain Holdings, Inc. 2013 Omnibus Incentive Plan (the “Plan”). Where the context permits, references to the Company shall include any successor to the Company.
1. Grant of Restricted Stock Units. The Company hereby grants to the Participant [______] restricted stock units (the “RSUs”), subject to all of the terms and conditions of this RSU Award Agreement and the Plan.
2. Form of Payment. Except as otherwise provided in the Plan or in Section 8 hereof, each RSU granted hereunder shall represent the right to receive one (1) share of Common Stock (a “Share”), which shall be issued to the Participant pursuant to the terms of Section 3(b) hereof.
3. Vesting and Settlement.
(a)    The RSUs shall become vested in full on [______________]; provided that the Participant remains in continuous service as a member of the Company’s Board of Directors through and has not given or received a notice of termination of such service (except as provided in Section 3(b)) as of, the date that the RSUs vest. Notwithstanding the foregoing, in the event that the Participant’s service as a member of the Board ends on account of the Participant’s death or Disability at any time, all unvested RSUs not previously forfeited shall immediately vest on such date service ends.
(b)     In the event of the Participant’s resignation or termination of service as a member of the Board (other than for Cause) on or after the Participant has attained age 60 and completed at least 3 years of continuous service as a member of the Board, then any unvested shares shall vest in accordance with Section 3(a).
(c)    Unless the Participant has elected otherwise by timely executing a valid deferral election in a form acceptable to the Company with respect to the RSUs granted hereunder, the Shares subject to the RSUs shall become issuable hereunder (provided, that such issuance is otherwise in accordance with federal and state securities laws) as soon as practicable following the date on which they vest in accordance with Section 3(a) and in no event later than March 15 of the year following the year in which they vest.
4. Restrictions.
(a)    The RSUs may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of or encumbered, and shall be subject to a risk of forfeiture until they vest in accordance with Section 3(a) and any additional requirements or restrictions contained in this RSU Award Agreement or in the Plan have been otherwise satisfied, terminated or expressly waived by the Company in writing.

(b)    Except as otherwise provided under the terms of the Plan or in Sections 3(a) and 3(b) hereof, if the Participant’s service as a member of the Board is terminated for any reason (the “Termination”), this RSU Award Agreement shall terminate and all rights of the Participant with respect to RSUs that have not vested shall immediately terminate. Except as otherwise provided under the terms of the Plan or in Sections 3(a) and 3(b) hereof, the RSUs that are subject to restrictions upon the date of termination shall be forfeited without payment of any consideration, and neither the Participant nor any of the Participant’s successors, heirs, assigns, or personal representatives shall thereafter have any further rights or interests in such RSUs.

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5. Voting and Other Rights. The Participant shall have no rights of a stockholder (including the right to distributions or dividends) until Shares are issued following vesting of the Participant’s RSUs; provided, that with respect to the period commencing on the Grant Date and ending on the date the Shares subject to such RSUs are issued pursuant to this RSU Award Agreement, the Participant shall be eligible to receive an amount equal to the product of (i) the number of Shares to be delivered as a result of such vesting, and (ii) the amount of cash distributed with respect to an outstanding Share during such period, which amount shall be paid to the Participant on the date such Shares are issued (provided that such amount shall not be paid to the extent that any RSUs do not become vested and Shares are not delivered). No interest or other earnings will be credited with respect to such payment.
6. RSU Award Agreement Subject to Plan. This RSU Award Agreement is made pursuant to all of the provisions of the Plan, which is incorporated herein by this reference, and is intended, and shall be interpreted in a manner, to comply therewith. In the event of any conflict between the provisions of this RSU Award Agreement and the provisions of the Plan, the provisions of the Plan shall govern.
7. Taxes. The Participant understands that the Participant (and not the Company) shall be responsible for any tax liability that may arise as a result of the transactions contemplated by this RSU Award Agreement.
8. Section 409A Compliance. The intent of the parties is that the payments and benefits under this RSU Award Agreement comply with Section 409A of the Code to the extent subject thereto, and, accordingly, to the maximum extent permitted, this RSU Award Agreement shall be interpreted and administered to be in compliance therewith. Notwithstanding anything contained herein to the contrary, to the extent required in order to avoid accelerated taxation and/or tax penalties under Section 409A of the Code, the Participant shall not be considered to have terminated service with the Company and its Affiliates for purposes of this RSU Award Agreement until the Participant would be considered to have incurred a “separation from service” within the meaning of Section 409A of the Code. Any payments described in this RSU Award Agreement that are due within the “short-term deferral period” as defined in Section 409A of the Code shall not be treated as deferred compensation unless applicable law requires otherwise. Notwithstanding anything to the contrary in this RSU Award Agreement, to the extent that any payment (including Share delivery) is to be made upon a separation from service and such payment would result in the imposition of any individual penalty tax and late interest charges imposed under Section 409A of the Code, such payment shall instead be made on the first business day after the date that is six (6) months following such separation from service (or upon the Participant’s death, if earlier).
9. Governing Law. This RSU Award Agreement shall be governed by, interpreted under, and construed and enforced in accordance with the internal laws, and not the laws pertaining to conflicts or choices of laws, of the State of Delaware applicable to agreements made and to be performed wholly within the State of Delaware.
10. RSU Award Agreement Binding on Successors. The terms of this RSU Award Agreement shall be binding upon the Participant and upon the Participant’s heirs, executors, administrators, personal representatives, transferees, assignees and successors in interest, and upon the Company and its successors and assignees, subject to the terms of the Plan.
11. No Assignment. Notwithstanding anything to the contrary in this RSU Award Agreement, neither this RSU Award Agreement nor any rights granted herein shall be assignable by the Participant.
12. Necessary Acts. The Participant hereby agrees to perform all acts, and to execute and deliver any documents that may be reasonably necessary to carry out the provisions of this RSU Award Agreement, including but not limited to all acts and documents related to compliance with federal and/or state securities and/or tax laws.
13. Severability. Should any provision of this RSU Award Agreement be held by a court of competent jurisdiction to be unenforceable, or enforceable only if modified, such holding shall not affect the validity of the remainder of this RSU Award Agreement, the balance of which shall continue to be binding upon the parties hereto with any such modification (if any) to become a part hereof and treated as though contained in this original RSU Award Agreement. Moreover, if one or more of the provisions contained in this RSU Award Agreement shall for any reason be held to be excessively broad as to scope, activity, subject or otherwise so as to be unenforceable, in lieu of severing such unenforceable provision, such provision or provisions shall be construed by the appropriate judicial body by limiting or reducing it or them, so as to be enforceable to the maximum extent compatible with the applicable law as it shall then appear, and such determination by such judicial body shall not affect the enforceability of such provisions or provisions in any other jurisdiction.

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14. Entire RSU Award Agreement. This RSU Award Agreement and the Plan contain the entire agreement and understanding among the parties as to the subject matter hereof, and supersedes any other agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof.
15. Headings. Headings are used solely for the convenience of the parties and shall not be deemed to be a limitation upon or descriptive of the contents of any such Section.
16. Counterparts; Electronic Signature. This RSU Award Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument. The Participant’s electronic signature of this RSU Award Agreement shall have the same validity and effect as a signature affixed by the Participant’s hand.
17. Amendment. No amendment or modification hereof shall be valid unless it shall be in writing and signed by all parties hereto.
18. Set-Off. The Participant hereby acknowledges and agrees, without limiting rights of the Company or any Affiliate thereof otherwise available at law or in equity, that, to the extent permitted by law, the number of Shares due to the Participant under this RSU Award Agreement may be reduced by, and set-off against, any or all amounts or other consideration payable by the Participant to the Company or any of its Affiliates under any other agreement or arrangement between the Participant and the Company or any of its Affiliates; provided that any such set-off does not result in a penalty under Section 409A of the Code.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto have executed this RSU Award Agreement as of the date set forth above.

ONEMAIN HOLDINGS, INC.

By _____________________________

Print Name: ______________________

Title: ___________________________

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The undersigned hereby accepts and agrees to all the terms and provisions of the foregoing RSU Award Agreement.

PARTICIPANT

Signature ______________________

[_________________]

Address: _______________________

_______________________

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